Exhibit 10.5
Patent Assignment Termination Agreement
Party A Harbin Tianmu Pharmaceuticals Company Limited
Party B Harbin Lanhai Biochemical Company Limited

For the Lanhai Spirulina Calcium Tablet after negotiation, both parties agree the following terms:
1.	It has been three years and Party A still not get the approval from the government, both parties agree to cancel the patent transfer agreement
2.
Party A has paid RMB 7,030,000 to Party B on 2008; Party B agrees to pay the RMB 7,030,000 to Party A in three installment. The first installment(RMB 2,000,000) will be paid by June 30, 2011, the second installment(RMB 2,000,000) will be paid by July 30, 2011 and the third installment(RMB 3,030,000) will be paid by August 30,2011.

3.
Arbitration: All disputes in connection with this agreement thereof shall be settled friendly through negotiations. If party B failure to pay RMB 7,030,000 in full by August, 30 2011, Party A has the rights to send the case to Party A’s district court.

4.	This agreement is made out in two originals, one for each party. Both of them have the same force and effect. This agreement will be effective after the general managers of both parties sign.

Party A Harbin Tianmu Pharmaceuticals Company Limited

Party B Harbin Lanhai Biochemical Company Limited

June 17, 2011